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                                  EXHIBIT 5.1

                            DUNN SWAN & CUNNINGHAM
                          A PROFESSIONAL CORPORATION

                       ATTORNEYS AND COUNSELLORS AT LAW
                            2800 OKLAHOMA TOWER                     405.235.8318
                              210 PARK AVENUE             FACSIMILE 405.235.9605
                      OKLAHOMA CITY, OKLAHOMA 73102-5604

                                 July 8, 1997

Board of Directors
Laboratory Specialists of America, Inc.
1101-A Sovereign Row
Oklahoma City, Oklahoma 73108


Gentlemen:

     Reference is made to the Registration Statement on Form SB-2 filed by Laboratory Specialists of America, Inc. (the "Company") with the United States Securities and Exchange Commission (the "Commission"), as declared effective by the Commission (the "Registration Statement"), with respect to the proposed initial issuance of (i) 1,452,000 shares of common stock, $.001 par value, of the Company (the "Common Stock"), upon exercise of 726,000 warrants, each exercisable for the purchase of two shares of Common Stock (the "1994 Warrants"), (ii) 66,000 units (and the components thereof), each consisting of two shares of Common Stock and one 1994 Warrant (the "Units"), upon exercise of warrants (the "Underwriters' Warrants) by the holders thereof (the "Selling Shareholders"), and (iii) 170,000 shares of Common Stock upon exercise of warrants to be issued to Barber & Bronson Incorporated and its assigns and designees (the "Managing Agent's Warrants").

     Based upon the Registration Statement (including the Prospectus contained therein and the exhibits thereto), certificate of the Secretary of State of the State of Oklahoma, and the financial statements of the Company, we are of the opinion that:

     1. The Company is duly organized and existing under the laws of the State of Oklahoma;

     2. All of the issued and outstanding shares of the Common Stock of the Company have been legally issued, are fully paid and are not liable to further call or assessment;

     3. The 1,452,000 shares of Common Stock proposed to be sold by the Company pursuant to exercise of the 1994 Warrants, when issued to the respective holders of the 1994 Warrants against payment therefor in accordance with that certain Warrant Agreement between the Company and Liberty Bank and Trust Company of Oklahoma City, N.A. (as included as an exhibit to the Registration Statement by incorporation by reference), will be legally issued and fully paid, and will not be liable to further call or assessment;

     4. The 66,000 Units and the 132,000 shares of Common Stock and 66,000 1994 Warrants underlying the Units proposed to be sold by the Company to the Selling Shareholders, when issued to the Selling Shareholders against payment therefor pursuant to exercise of and in accordance with the Underwriters's Warrants (the form of which is included as an exhibit to the Registration Statement by incorporation by reference), will be legally issued and fully paid, and will not be liable to further call or assessment; and

     5. The 170,000 shares of Common Stock or any portion thereof to be issued to the Managing Agent pursuant to and in accordance with the proposed form of the Managing Agent's Warrants (to be dated as of the Redemption Date and the form of which is included as an exhibit to the Registration Statement), will be legally issued and fully paid, and will not be liable to further call or assessment.
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DUNN SWAN & CUNNINGHAM
A PROFESSIONAL CORPORATION
ATTORNEYS AND COUNSELLORS AT LAW

Board of Directors
  Laboratory Specialists of America, Inc.
July 7, 1997
Page 2


     In arriving at the foregoing opinion, we have relied, among other things, upon the examination of the corporate records of the Company and certificates of officers of the Company and of public officials. We hereby consent to the use of this opinion in the Registration Statement and all amendments thereto, and to the reference to our firm name under the caption "Legal Matters" of the Prospectus which is included as a part of the Registration Statement and any amendments thereto.

                                                 Very truly yours,

                                                 DUNN SWAN & CUNNINGHAM